Exhibit 10.26

TAILORED BRANDS, INC.

2026 EMPLOYEE STOCK PURCHASE PLAN

Article I.
PURPOSE

The purpose of this Tailored Brands, Inc. 2026 Employee Stock Purchase Plan (as it may be amended or restated from time to time, this “Plan”) is to assist Eligible Employees of Tailored Brands, Inc., a Delaware corporation (the “Company”) and its Designated Subsidiaries in acquiring a stock ownership interest in the Company. This Plan consists of two components: (i) the Section 423 Component and (ii) the Non-Section 423 Component. The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. The Non-Section 423 Component authorizes the grant of rights which need not qualify as rights granted pursuant to an “employee stock purchase plan” under Section 423 of the Code. Rights granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator and designed to achieve tax, securities laws or other objectives for Eligible Employees and Designated Subsidiaries, but shall not be intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

Article II.
DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in this Plan they shall have the meanings specified below, unless the context clearly indicates otherwise.

2.1 “Administrator” means the entity that conducts the general administration of this Plan as provided in Article XI. The term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of this Plan as provided in Article XI.

2.2 “Applicable Law” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. Any reference to any section of the Code shall also be a reference to any successor provision and any guidance and treasury regulation promulgated thereunder.

2.5 “Common Stock” means the common stock, $0.001 par value per share, of the Company.

2.6 “Compensation” of an Eligible Employee means the gross cash compensation received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, including prior week adjustment and overtime payments, but excluding any commissions and periodic bonuses, vacation pay, holiday pay, jury duty pay, funeral leave pay, military leave pay, one-time bonuses (e.g., retention or sign on bonuses), education or tuition reimbursements, travel expenses, business and moving reimbursements, income received in connection with any stock options, stock appreciation rights, restricted stock, restricted stock units or other compensatory equity awards, fringe benefits, other special payments and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit under any employee benefit plan now or hereafter established.

2.7 “Designated Subsidiary” means any Subsidiary designated by the Administrator in accordance with Section 11.2(b).

2.8 “Effective Date” means [●]1.

2.9 “Eligible Employee” means:

(a) an Employee who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Shares and other securities of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

(b) Notwithstanding the foregoing, the Administrator may provide in an Offering Document that an Employee shall not be eligible to participate in an Offering Period under the Section 423 Component if: (i) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code; (ii) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years); (iii) such Employee’s customary employment is for 20 hours per week or less; (iv) such Employee’s customary employment is for less than five months in any calendar year; and/or (v) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Shares under this Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Shares under this Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause this Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion. Any exclusion in clauses (i), (ii), (iii), (iv) or (v) of this Section 2.9(b) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation § 1.423-2(e).

1 Note: To be the date on which the Registration Statement is declared effective by the SEC.

(c) Further notwithstanding the foregoing, with respect to the Non-Section 423 Component, the first sentence in this definition shall apply in determining who is an “Eligible Employee,” except (i) the Administrator may limit eligibility further within the Company or a Designated Subsidiary so as to only designate some Employees of the Company or a Designated Subsidiary as Eligible Employees, and (ii) to the extent the restrictions in the first sentence in this definition are not consistent with applicable local laws, the applicable local laws shall control.

2.10 “Employee” means, (a) with respect to the Non-Section 423 Component, any individual who renders services to the Company or any Designated Subsidiary in the status of an employee, and (b) with respect to the Section 423 Component, a person who is an employee within the meaning of Section 3401(c) of the Code. For purposes of an individual’s participation in, or other rights under this Plan, all determinations by the Company shall be final, binding, and conclusive, notwithstanding that any court of law or governmental agency subsequently makes a contrary determination. For purposes of this Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulations § 1.421-1(h)(2). Where the period of leave exceeds three months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period.

2.11 “Enrollment Date” means the first Trading Day of each Offering Period, unless otherwise specified in the Offering Document.

2.12 “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.

2.13 “Fair Market Value” means, as of any date, the value of a Share determined as follows: (a) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in good faith in its sole discretion.

2.14 “Non-Section 423 Component” means those Offerings under this Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that need not satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

2.15 “Offering” means an offer under this Plan of a right to purchase Shares that may be exercised during an Offering Period as further described in Article IV. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees of the Company or a Designated Subsidiary shall be deemed a separate Offering, even if the dates and other terms of the applicable Offering Periods of each such Offering are identical, and the provisions of this Plan will separately apply to each Offering. To the extent permitted by Treasury Regulations § 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 423 Component and an Offering thereunder together satisfy Treasury Regulations § 1.423-2(a)(2) and (a)(3).

2.16 “Offering Document” has the meaning given to such term in Section 4.1.

2.17 “Offering Period” has the meaning given to such term in Section 4.1.

2.18 “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.19 “Participant” means any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Common Stock pursuant to this Plan.

2.20 “Purchase Date” means the last Trading Day of each Purchase Period, unless otherwise specified in the Offering Document.

2.21 “Purchase Period” means one or more periods within an Offering Period, as designated in the applicable Offering Document; provided, however, that, in the event no Purchase Period is designated by the Administrator in the applicable Offering Document, the Purchase Period for each Offering Period covered by such Offering Document shall be the same as the applicable Offering Period.

2.22 “Purchase Price” means the purchase price designated by the Administrator in the applicable Offering Document (which purchase price, for purposes of the Section 423 Component, shall not be less than 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; and provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article VIII and shall not be less than the par value of a Share.

2.23 “Section 409A” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable Treasury Regulations and other official guidance thereunder.

2.24 “Section 423 Component” means those Offerings under this Plan, together with the sub-plans, appendices, rules, or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which rights to purchase Shares during an Offering Period may be granted to Eligible Employees that are intended to satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

2.25 “Share” means a share of Common Stock.

2.26 “Subsidiary” means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulations § 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulations § 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary. In addition, with respect to the Non-Section 423 Component, Subsidiary shall include any corporate or non-corporate entity in which the Company has a direct or indirect equity interest or significant business relationship.

2.27 “Trading Day” means a day on which national stock exchanges in the United States are open for trading.

Article III.
SHARES SUBJECT TO THIS PLAN

3.1 Number of Shares. Subject to Article VIII, the aggregate number of Shares that may be issued pursuant to rights granted under this Plan shall be [●]2 Shares. In addition to the foregoing, subject to Article VIII, on the first day of each calendar year beginning on and including January 1, 2027 and ending on and including January 1, 2036, the number of Shares available for issuance under this Plan shall be increased by the number of Shares equal to the lesser of (a) 1.0% of the number of Shares outstanding on the final day of the immediately preceding calendar year and (b) such smaller number of Shares as determined by the Board; provided, however, that no more than [●]3 Shares may be issued in the aggregate under the Section 423 Component of the Plan. If any right granted under this Plan shall for any reason terminate without having been exercised, the Shares not purchased under such right shall again become available for issuance under this Plan.

[2] Note:	To be equal to 1.0% of the number of shares of common stock outstanding (on a diluted basis, inclusive of shares underlying equity awards outstanding immediately prior to this offering and excluding additional shares reserved for issuance under the Tailored Brands, Inc. 2026 Omnibus Plan and the Tailored Brands, Inc. 2026 Employee Stock Purchase Plan).
[3] Note:	To be equal to 11.0% of the number of shares of common stock outstanding (on a diluted basis, inclusive of shares underlying equity awards outstanding immediately prior to this offering and excluding additional shares reserved for issuance under the Tailored Brands, Inc. 2026 Omnibus Plan and the Tailored Brands, Inc. 2026 Employee Stock Purchase Plan).

3.2 Stock Distributed. Any Common Stock distributed pursuant to this Plan may consist, in whole or in part, of authorized and unissued Common Stock, treasury stock or Common Stock purchased on the open market.

Article IV.
Offering Periods; Offering Documents; Purchase dates

4.1 Offering Periods. The Administrator may from time to time grant, or provide for the grant of, rights to purchase Shares under this Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate in its sole discretion. The Administrator shall establish in each Offering Document one or more Purchase Periods during such Offering Period during which rights granted under this Plan shall be exercised and purchases of Shares carried out during such Offering Period shall be made in accordance with such Offering Document and this Plan. Except as otherwise determined by the Administrator or provided herein, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Administrator at or prior to the time of such Offering. Notwithstanding the foregoing, the terms of separate Offering Periods under this Plan need not be identical. Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous Offerings under the Section 423 Component and the Non-Section 423 Component of this Plan. Additionally, the Offering Document may provide that an Offering is structured so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the first day of the Offering Period for such Offering, then (a) such Offering will terminate immediately as of that first Trading Day, and (b) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

4.2 Offering Documents. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):

(a) the length of the Offering Period, which period shall not exceed 27 months;

(b) the length of the Purchase Period(s) within the Offering Period, if applicable;

(c) the maximum number of Shares that may be purchased by any Eligible Employee during such Offering Period (which, in the absence of a contrary designation by the Administrator, shall be 2,000 Shares); and

(d) such other provisions as the Administrator determines are appropriate, subject to this Plan.

Article V.

ELIGIBILITY AND PARTICIPATION

5.1  Eligibility. Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in this Plan during such Offering Period, subject to the requirements of this Article V and, for the Section 423 Component, the limitations imposed by Section 423(b) of the Code.

5.2  Enrollment in Plan.

(a)  Except as otherwise set forth herein, in an Offering Document or as determined by the Administrator, an Eligible Employee may become a Participant in this Plan for an Offering Period by delivering a subscription agreement to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company provides.

(b)  Each such subscription agreement shall designate a whole number percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each eligible payday during the Offering Period as payroll deductions under this Plan. Such payroll deductions may not be less than the minimum amount specified by the Administrator in the applicable Offering Document (which shall be 1% in the absence of any such designation) and may not be greater than the maximum amount specified by the Administrator in the applicable Offering Document (which shall be 15% in the absence of any such designation). The payroll deductions made for each Participant shall be credited to an account for such Participant under this Plan and shall be deposited with the general funds of the Company.

(c)  Unless otherwise provided in the applicable Offering Document, a Participant may decrease (but not increase) the percentage of Compensation designated in the Participant’s subscription agreement (to as low as zero), subject to the limits of this Section 5.2, at any time during an Offering Period; provided, however, that the Administrator may limit the number of times a Participant may decrease the Participant’s payroll deduction elections during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant shall be allowed one decrease (but no increases) to the Participant’s payroll deduction elections during each Offering Period with respect to such Offering Period). Any such change of payroll deductions shall be effective as soon as practicable after the Company’s receipt of the new subscription agreement.4 If a Participant decreases the Participant’s payroll deductions to zero, such Participant’s cumulative payroll deductions prior to such decrease shall remain in the Participant’s account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless the Participant withdraws from participation in this Plan pursuant to Article VII.

(d)  Except as otherwise set forth in Section 5.8 or in an Offering Document, or as determined by the Administrator, a Participant may participate in this Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period. Notwithstanding any other provisions of this Plan to the contrary, in non-U.S. jurisdictions where participation in this Plan through payroll deductions is prohibited, the Administrator may provide that an Eligible Employee may elect to participate through contributions to the Participant’s account under this Plan in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the Section 423 Component, any such alternative method of contribution must comply with the requirements of Section 423 of the Code.

5.3  Payroll Deductions. Except as otherwise set forth in Section 5.8 or in an Offering Document, or as determined by the Administrator, payroll deductions for a Participant shall commence as soon as practicable on or following the Enrollment Date and shall end as soon as reasonably practicable following the end of the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Article VII or suspended by the Participant or the Administrator as provided in Sections 5.2 and 5.6, respectively.

5.4  Effect of Enrollment. A Participant’s completion of a subscription agreement will automatically enroll such Participant in this Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under this Plan as provided in Article VII or otherwise becomes ineligible to participate in this Plan.

5.5  Limitation on Purchase of Common Stock. An Eligible Employee may be granted rights under the Section 423 Component of this Plan only if such rights, together with any other rights granted to such Eligible Employee under any “employee stock purchase plans” of the Company, any Parent, or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of the Fair Market Value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

5.6  Suspension of Payroll Deductions. Notwithstanding the foregoing, with respect to the Section 423 Component, to the extent necessary to comply with Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan shall be paid to such Participant, without interest, in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

5.7  Foreign Employees. To facilitate participation in this Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. With respect to the Section 423 Component, such special terms may not be more favorable than the terms of rights granted under this Plan to Eligible Employees who are residents of the United States, and must satisfy the requirements for rights to purchase Shares granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code. Moreover, the Administrator may approve such supplements to, or amendments, restatements, or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. Notwithstanding the foregoing, no such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company. Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures, with respect to Participants who are foreign nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, and/or establishment of bank or trust accounts to hold payroll deductions or contributions.

5.8  Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treasury Regulations § 1.421-1(h)(2) under the Code, a Participant may continue participation in this Plan by making cash payments to the Company on the Participant’s normal payday equal to the Participant’s authorized payroll deduction.

Article VI.
grant and Exercise of rights

6.1  Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period pursuant to the terms of the Plan shall be granted a right to purchase, subject to the maximum number of Shares specified under Section 4.2 and the limits in Section 5.5, on each Purchase Date during such Offering Period (at the applicable Purchase Price), a number of Shares determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share, if pursuant to the Offering Document, no fractional Shares are to be issued). Such right shall expire on the earliest of: (i) the last Purchase Date of the Offering Period, (ii) the last day of the Offering Period, and (iii) the date on which the Participant withdraws from participation in the Plan in accordance with Section 7.1 or 7.3.

6.2  Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of Shares pursuant to Section 6.1, up to the maximum number of Shares permitted pursuant to the terms of this Plan and the applicable Offering Document, at the Purchase Price. No fractional Shares shall be issued upon the exercise of rights granted under this Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of Shares upon exercise of a purchase right will be carried forward and applied toward the purchase of Shares for the immediately subsequent Offering Period. Shares issued pursuant to this Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.

6.3  Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under this Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under this Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Shares are to be exercised pursuant to this Article VI on such Purchase Date, and shall either (i) continue all Offering Periods then in effect or (ii) terminate any or all Offering Periods then in effect pursuant to Article IX. The Company may make a pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under this Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant, without interest, in one lump sum in cash as soon as reasonably practicable after the Purchase Date or such earlier date as determined by the Administrator.

6.4  Withholding. At the time a Participant’s rights under this Plan are exercised, in whole or in part, or at the time some or all of the Shares issued under this Plan are disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Shares. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations (including through any method as may be required by Applicable Law, a Participant’s applicable Offering Document or by Section 5.7), including, without limitation, any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Shares by the Participant.

6.5  Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under this Plan prior to fulfillment of all of the following conditions:

(a)  The admission of such Shares to listing on all stock exchanges, if any, on which the Common Stock is then listed;

(b)  The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)  The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

(d)  The payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and

(e)  The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

Article VII.
WITHDRAWAL; CESSATION OF ELIGIBILITY

7.1  Withdrawal. A Participant may withdraw during an Offering Period all, but not less than all, of the payroll deductions credited to the Participant’s account and not yet used to exercise the Participant’s rights under this Plan by delivering written notice to the Company in a form acceptable to the Company and at such time prior to the Purchase Date for such Offering Period as may be established by the Administrator in the applicable Offering Document (and in the absence of any specific designation by the Administrator, no later than two weeks prior to the Purchase Date for such Offering Period). All of the Participant’s payroll deductions credited to the Participant’s account during such Offering Period not yet used to exercise the Participant’s rights under this Plan shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal, without interest, and such Participant’s rights for such Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the immediately subsequent Offering Period unless the Participant timely delivers to the Company a new subscription agreement pursuant to Section 5.2.

7.2  Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon a Participant’s eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary, or in any subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

7.3  Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, such Participant shall be deemed to have elected to withdraw from this Plan pursuant to this Article VII, and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid, without interest, to such Participant or, in the case of the Participant’s death, to the person or persons entitled thereto under Section 12.4, as soon as reasonably practicable, and such Participant’s rights for the Offering Period shall be automatically terminated. If a Participant transfers employment from the Company or any Designated Subsidiary participating in the Section 423 Component to any Designated Subsidiary participating in the Non-Section 423 Component, such transfer shall not be treated as a termination of employment, but the Participant shall immediately cease to participate in the Section 423 Component; any contributions made for the Offering Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then-current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for the Participant’s participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Subsidiary participating in the Non-Section 423 Component to the Company or any Designated Subsidiary participating in the Section 423 Component shall not be treated as terminating the Participant’s employment and shall remain a Participant in the Non-Section 423 Component until the earlier of (a) the end of the current Offering Period under the Non-Section 423 Component and (b) the Enrollment Date of the first Offering Period in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between entities participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code.

Article VIII.
Adjustments upon Changes in Stock

8.1  Changes in Capitalization. Subject to Section 8.3, if the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), change in control, reorganization, merger, amalgamation, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under this Plan or with respect to any outstanding purchase rights under this Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under this Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations established pursuant to Section 4.2 (as may be modified by the Offering Document) on the maximum number of Shares that may be purchased); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.

8.2  Other Adjustments. Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan or with respect to any right under this Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(a)  To provide for either (i) the termination of any outstanding right to purchase Shares granted under this Plan in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(b)  To provide that the outstanding rights to purchase Shares granted under this Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(c)  To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights to purchase Shares granted under this Plan and/or in the terms and conditions of outstanding rights and rights that may be granted under this Plan in the future;

(d)  To provide that Participants’ accumulated payroll deductions may be used to purchase Shares prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion, and the Participants’ rights under the ongoing Offering Period(s) shall be terminated as of such prior purchase date; and/or

(e)  To provide that all outstanding rights to purchase Shares granted under this Plan shall terminate without being exercised.

8.3  No Adjustment Under Certain Circumstances. No adjustment or action described in this Article VIII or in any other provision of this Plan shall be authorized to the extent that such adjustment or action would cause the Section 423 Component of this Plan to fail to satisfy the requirements of Section 423 of the Code.

8.4  No Other Rights. Except as expressly provided in this Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in this Plan or pursuant to action of the Administrator under this Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under this Plan or the Purchase Price with respect to any outstanding rights.

Article IX.
Amendment, modification, and termination

9.1  Amendment, Modification, and Termination. The Administrator may amend, suspend, or terminate this Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders shall be required to amend this Plan to: (a) increase the aggregate number, or change the type, of Shares that may be sold pursuant to rights granted under this Plan under Section 3.1 (other than an adjustment as provided by Article VIII); or (b) change this Plan in any manner that would be considered the adoption of a new plan within the meaning of Treasury Regulations § 1.423-2(c)(4).

9.2  Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, subject to Section 9.1 and, solely with respect to the Section 423 Component of this Plan, to the extent permitted by Section 423 of the Code, the Administrator shall be entitled to change or terminate the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant to adjust for delays or mistakes in the Company’s processing of payroll withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with this Plan.

9.3  Actions In the Event of Unfavorable Financial Accounting Consequences. If the Administrator determines that the ongoing operation of this Plan may result in unfavorable financial accounting consequences, the Administrator may, in its sole discretion and, to the extent necessary or desirable, modify or amend this Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a)  altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price;

(b)  shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and

(c)  allocating Shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

9.4  Termination of Plan. Upon termination of this Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination, without any interest thereon. Additionally, the Administrator may, in its discretion, shorten the current Offering Period such that the Purchase Date for such Offering Period occurs prior to the termination of the Plan.

Article X.
TERM OF PLAN

This Plan shall be effective on the Effective Date, subject to approval of this Plan by the stockholders of the Company. No rights may be granted under this Plan prior to stockholder approval of this Plan. No rights may be granted under this Plan during any period of suspension of this Plan or after termination of this Plan. No rights may be granted under this Plan at any time following the 10th anniversary of the Effective Date.

Article XI.
ADMINISTRATION

11.1  Administrator. Unless otherwise determined by the Board, the Administrator of this Plan shall be the Compensation and Organizational Development Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of this Plan) (such committee, the “Committee”). The Board may at any time vest in the Board any authority or duties for administration of this Plan. The Administrator may delegate administrative tasks under this Plan to the services of a brokerage firm, bank, or other financial institution or Employees to assist in the administration of this Plan, including establishing and maintaining an individual securities account under this Plan for each Participant.

11.2  Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of this Plan:

(a)  To determine when and how rights to purchase Shares shall be granted and the provisions of each offering of such rights (which need not be identical);

(b)  To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company and which such designation shall specify whether the participation is in the Section 423 Component or the Non-Section 423 Component;

(c)  To impose a mandatory holding period pursuant to which Employees may not dispose of or transfer Shares purchased under this Plan for a period of time determined by the Administrator in its discretion;

(d)  To construe and interpret this Plan and any rights granted under it, and to establish, amend, and revoke rules and regulations for its administration, and the Administrator, in the exercise of this power, may correct any defect, omission, or inconsistency in this Plan or any Offering in a manner and to the extent it shall deem necessary or expedient to administer the Plan, subject to Section 423 of the Code for the Section 423 Component;

(e)  To amend, suspend, or terminate this Plan as provided in Article IX; and

(f)  Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Designated Subsidiaries and to carry out the intent that the Section 423 Component of this Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

11.3  Decisions Binding. The Administrator’s interpretation of this Plan, any rights granted pursuant to this Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to this Plan are final, binding, and conclusive on all parties.

Article XII.
MISCELLANEOUS

12.1  Restriction upon Assignment. A right granted under this Plan shall not be transferable other than by will or the Applicable Laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4, a right under this Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in this Plan, the Participant’s rights under this Plan, or any rights thereunder.

12.2  Rights as a Stockholder. With respect to Shares subject to a right granted under this Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or the Participant’s nominee following exercise of the Participant’s rights under this Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.

12.3  Interest. No interest shall accrue on the payroll deductions or contributions of a Participant under this Plan.

12.4  Designation of Beneficiary.

(a)  A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under this Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under this Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as the Participant’s beneficiary shall not be effective without the prior written consent of the Participant’s spouse.

(b)  Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12.5  Notices. All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

12.6  Equal Rights and Privileges. Subject to Section 5.7, all Eligible Employees will have equal rights and privileges under the Section 423 Component of this Plan so that the Section 423 Component of this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Section 5.7, any provision of the Section 423 Component of this Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code. Eligible Employees participating in the Non-Section 423 Component need not have the same rights and privileges as other Eligible Employees participating in the Non-Section 423 Component or as Eligible Employees participating in the Section 423 Component.

12.7  Use of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

12.8  Reports. Statements of account shall be given to Participants at least annually if a Participant exercises his or her rights to purchase Shares under this Plan for the applicable year, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased, and the remaining cash balance, if any.

12.9  No Employment Rights. Nothing in this Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to employment with (or to remain in the employ of) the Company or any Parent or Subsidiary thereof or affect the right of the Company or any Parent or Subsidiary thereof to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

12.10. Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

12.11 Section 409A. The Section 423 Component of the Plan and the rights to purchase Shares granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A. Neither the Non-Section 423 Component nor any rights to purchase Shares granted pursuant to an Offering thereunder are intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A. Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any right to purchase Shares granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause a right to purchase Shares granted under the Plan to be or become subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.

12.12 Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Section 423 Component of this Plan if such disposition or transfer is made: (a) within two years following the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

12.13 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

12.14 Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period to be a valid election.

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